UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024 (March 27, 2024)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08546	22-2465228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of principal executive offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2024, Trinity Place Holdings Inc. (the “Company”), TPHS Lender LLC (the “Company Investor”) and TPHS Investor LLC (the “JV Investor”, and together with the Company Investor, the “Investor”) entered into a letter agreement (the “Letter Agreement”) pursuant to which the parties agreed to extend the date by which the Company must complete the delisting of its publicly traded common stock from the NYSE American in accordance with the terms and conditions of the Stock Purchase Agreement, dated as of January 5, 2024, between the Company and the Investor, by thirty (30) days, such that the Company is now required to complete the delisting process not later than April 29, 2024, unless otherwise agreed by the parties.

The foregoing description of the Letter Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, dated as of March 27, 2024, by and between Trinity Place Holdings Inc., a Delaware corporation, TPHS Lender LLC, a Delaware limited liability company and TPHS Investor LLC, a Delaware limited liability company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: April 2, 2024	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer